Exhibit 99.1
SK global chemical to Acquire 10 Percent Equity Stake in Loop Industries, Companies Announce Strategic Partnership to Bring Sustainable and Circular Plastics to Asian Market

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Memorandum of Understanding outlining terms of Joint Venture to build Infinite Loop™ facilities in Asia
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Equity investment of $56.5 million will be used by Loop towards funding its planned Canadian Infinite Loop™ facility in Bécancour, Québec
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SK global chemical to become second largest shareholder
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Loop Industries to hold corporate update call at 11:30am Eastern Time today

Montréal (Canada)/ ACCESSWIRE/ June 23, 2021 / Loop Industries (NASDAQ:LOOP) (“Loop” or “The Company”), a leading innovator in clean technology whose mission is to accelerate a sustainable plastics economy, today announced that it intends to form a strategic partnership with SK global chemical Co. Ltd. (“SKGC”), a subsidiary of South Korea’s SK Group, one of Asia’s largest conglomerates, to accelerate the commercialization of Loop’s sustainable polyethylene terephthalate (“PET”) plastic and polyester fiber manufacturing technology throughout Asia.

Loop’s patented technology allows for waste PET plastic and polyester fiber to be upcycled into virgin-quality PET using low heat and no added pressure. This low energy process allows Loop to eliminate contaminants, such as dyes, additives, and other impurities, preventing otherwise unrecyclable materials like colored and contaminated plastics or textiles from ending up in landfills and natural areas.

Joint Venture Partnership

Loop and SKGC intend to form a joint venture with exclusivity to build sustainable PET plastic and polyester fiber manufacturing facilities throughout Asia, which accounts for approximately 60 percent of the world’s population, making it a key market in terms of plastic manufacturing, consumption and waste. Under the terms of the Memorandum of Understanding (“MOU”) for the proposed joint venture, SK global chemical will own 51 percent of the joint venture and Loop will own 49 percent. Loop will also receive a recurring annual royalty fee as a percentage of revenue from each facility for the use of its technology.

SKGC has today issued a separate press release discussing Loop’s technology and SKGC’s objectives for the Joint Venture. As stated in SKCG’s press release, initial discussions between the partners contemplate beginning preparation on a first facility located in South Korea in the first half of 2022 and the construction of four facilities in Asia by 2030, with projected combined consumption of waste PET plastic and polyester fiber amounting to approximately 400,000 tons.

Once fully operational, these four facilities could claim an annual savings of 632,100 metric tons of CO2, which is the equivalent of more than 2.5 billion kilometers driven by an average passenger vehicle or ~270 million liters of gasoline consumed.1

Strategic Equity Investment

In addition, Loop and SKGC have concluded a definitive agreement for SKGC to become a strategic investor in Loop. SKGC will purchase 4,714,813 new treasury common shares of Loop at a price of $12 per share, for total consideration of $56.5 million. Loop intends to use these proceeds toward the funding of its planned Infinite Loop™ manufacturing facility at its recently acquired site in Bécancour, Québec.

SKGC is also being granted options to acquire an additional 461,298 common shares at $11 per share within the next 12 months, 4,714,813 common shares at a price of $15 per share, within the next 3 years, and a further 2,357,407 shares at $20 per share, conditional upon the timing of construction of the first Asian manufacturing facility. SKGC is being granted a seat on Loop’s Board of Directors and as such is expected to provide valued input into the continuing development of Loop’s global commercialization strategy.

Closing of the strategic equity investment is as soon as practical and no later than 90 days from announcement.

Management Commentary

“We are delighted to form a strategic partnership with SK global chemical,” said Daniel Solomita, Founder and CEO of Loop Industries. “SK global chemical is an ideal strategic partner to accelerate the growth of our company and the global commercialization of our technology. Its scale and sophistication, its global chemicals manufacturing footprint and a shared vision to create value through sustainability and innovation make them a valued partner in our journey to bring our technology to market.”

“Our team has been extremely impressed by the thoroughness and extent of SKGC’s technical due diligence on Loop, which it has conducted over the past several months, including a recent on-site verification of Loop’s technology at our demonstration facility,” he added. “We are excited to collaborate with SKGC to commercialize our technology and play a meaningful role together to mitigate the environmental impact of global plastic waste and help consumer brands meet their stated goals for achieving high rates of recycled content in their products.”

SK global chemical’s CEO, Kyung Soo Na said: “We look forward to collaborating closely with the acclaimed company, Loop, which has great technology competencies in correlation to the plastics recycling category. Furthermore, it is our sincere intention to further expand and add value in the APAC region together with Loop backed by its Chemical Recycling technology that will work towards realizing a Plastic Circular Economy.”

Corporate Update Call

Daniel Solomita, Chief Executive Officer of Loop Industries, will host a corporate update call, followed by a question-and-answer session, which can be accessed via the dial-in numbers below.

To access the call, please use the following information:

Date:	Wednesday, June 23, 2021
Time:	11:30 a.m. Eastern time
Dial-in:	1-877-407-9716
International Dial-in:	1-201-493-6779
Conference Code:	13720718
Webcast:	http://public.viavid.com/index.php?id=145340

A telephone replay will be available approximately three hours after the call and will run through July 23, 2021 by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering replay pin number: 13720718. The replay can also be viewed through the webcast link above.

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world's shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin and polyester fiber suitable for use in food-grade packaging, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement towards a circular economy by preventing plastic waste and recovering waste plastic for a more sustainable future for all.

Common shares of Loop Industries are listed on the Nasdaq Global Market under the symbol "LOOP."

For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

About SK global chemical

In 1972, SK global chemical laid the foundation for the development of petrochemical industry by operating the first naphtha-cracking facility in Korea. We provide various automotive & packaging products and solutions that customers and markets require. Furthermore we are growing into a technology-based global chemical company through continuous R&D efforts and global expansion.

SK global chemical will achieve its vision, ‘Green for Better Life’, by establishing a plastics based circular economy by collaborating with various partners and stakeholders. We will expand our portfolio of eco-friendly products and will continuously recycle beyond the amount of plastics that we produce in order to realize and leverage the sustainability efforts that will benefit our planet.

For more information, please visit www.skglobalchemical.com.

Forward-Looking Statements

This news release contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "should," "could," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or "continute" the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, ability to improveand expand our capabilities, competition, expected activities and expenditures as we pursue our business plan, the adequacy of our available cash resources, regulatory compliance, plans for future growth and future operations, the size of our addressable market, market trends, and the effectiveness of the Company's internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) our ability to scale, manufacture and sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company's business and operations as a result of increased regulatory, media or financial reporting scrutiny and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of a novel strain of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of our employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, (xi) the outcome of the current SEC investigation or recent class action litigation filed against us, (xii) our ability to hire and/or retain qualified employees and consultants and (xiii) other factors discussed in our subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission ("SEC"). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Media Contact

Loop Industries
Stephanie Corrente, Director of Marketing & Communications
+1 (450) 951-8555 ext. 226
scorrente@loopindustries.com

SK global chemical
Joon young Jeong, Professional Manager
SK Innovation | Value Creation Center
Media PR - Battery business
010-7659-5699
jay.jung@sk.com

Loop Industries Investor Relations
MZ Group - MZ North America
+1 (949) 259-4987
LOOP@mzgroup.us
www.mzgroup.us

1 Source: Preliminary Life Cycle Assessment of Loop GEN II PET Depolymerization Technology, 2020. Equivalencies calculated using the United States Environmental Protection Agency Greenhouse Gas Equivalencies Calculator